UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of Earliest Event Reported): February 5, 2024

AMERICAN TOWER CORPORATION
(Exact Name of Registrant as Specified in Charter)

Delaware	001-14195	65-0723837
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
116 Huntington Avenue
Boston, Massachusetts 02116
(Address of Principal Executive Offices) (Zip Code)
(617) 375-7500
(Registrant's telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	AMT	New York Stock Exchange
1.375% Senior Notes due 2025	AMT 25A	New York Stock Exchange
1.950% Senior Notes due 2026	AMT 26B	New York Stock Exchange
0.450% Senior Notes due 2027	AMT 27C	New York Stock Exchange
0.400% Senior Notes due 2027	AMT 27D	New York Stock Exchange
4.125% Senior Notes due 2027	AMT 27F	New York Stock Exchange
0.500% Senior Notes due 2028	AMT 28A	New York Stock Exchange
0.875% Senior Notes due 2029	AMT 29B	New York Stock Exchange
0.950% Senior Notes due 2030	AMT 30C	New York Stock Exchange
4.625% Senior Notes due 2031	AMT 31B	New York Stock Exchange
1.000% Senior Notes due 2032	AMT 32	New York Stock Exchange
1.250% Senior Notes due 2033	AMT 33	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.☐

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c) On October 26, 2023, American Tower Corporation (the “Company”) announced that the Company’s Board of Directors (the “Board”) appointed Steven O. Vondran as President and Chief Executive Officer of the Company, effective February 1, 2024.

The Compensation Committee (the “Committee”) of the Board considered the compensation arrangements with Mr. Vondran in light of such promotion. Accordingly, on February 5, 2024, the Committee approved a new base salary and cash bonus incentive target for the year ending December 31, 2024 for Mr. Vondran, effective as of February 1, 2024. The information in the table below sets forth the determinations of the Committee:

Name and Title	2024 Base Salary	2024 Target Cash Bonus Potential (% of Base Salary / $)

Steven O. Vondran, President and Chief Executive Officer	$1,000,000	200% / $2,000,000

In determining annual cash bonus incentive payments at the end of the year, the Committee bases its decisions on a number of factors, including achievement of pre-established Company financial goals and individual goals and objectives. If the Company exceeds its financial goals or Mr. Vondran exceeds his individual goals, the annual cash bonus incentive could be subject to increase by the Committee, up to a maximum of 200% of Mr. Vondran’s bonus target.

The Committee also approved an equity grant for Mr. Vondran, with an award value of $10 million pursuant to the Company’s 2007 Equity Incentive Plan, as amended. The award value for Mr. Vondran is allocated 70% to performance-based restricted stock units (“PSUs”) and 30% to restricted stock units (“RSUs”). Each PSU grant is based on a three-year performance period, with the performance goals set at the beginning of the performance period. Each RSU grant vests 1/3rd annually over three years, commencing one year from the date of grant. The number of shares subject to each of these awards will be determined using the closing price of the Company’s common stock on March 11, 2024.

The Committee also determined that compensation for Thomas A. Bartlett, advisor to the Chief Executive Officer, will remain unchanged from the compensation approved for his previous role by the Committee on February 24, 2023. Mr. Bartlett will be eligible to earn a bonus for 2024, pro-rated for his length of service in 2024, and did not receive an equity grant for 2024.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN TOWER CORPORATION
(Registrant)

Date:	February 7, 2024	By:	/s/ Ruth T. Dowling
Ruth T. Dowling
Executive Vice President, Chief Administrative Officer, General Counsel and Secretary